EXHIBIT 32.1

CEO/CFO Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Pinnacle Bankshares Corporation, respectively, certify that, to the best of their knowledge, the Quarterly Report on Form 10-QSB for the period ended June 30, 2004, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Pinnacle Bankshares Corporation and subsidiary at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

August 11, 2004 Date	/s/ Robert H. Gilliam, Jr.
Robert H. Gilliam, Jr., President and
Chief Executive Officer

August 11, 2004 Date	/s/ Bryan M. Lemley
Bryan M. Lemley, Secretary,
Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Pinnacle Bankshares Corporation and will be retained by Pinnacle Bankshares Corporation and furnished to the Securities and Exchange Commission or its staff upon request.